UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2013

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Corning Incorporated ("Company") press release dated February 5, 2013 regarding the election of Kevin J. Martin to the Board of Directors is furnished as Exhibit 99 and is incorporated into this Item 5.02 by reference. The Corning Board Nominating and Corporate Governance Committee had recommended and nominated Mr. Martin as a director candidate. The Corning Board at its February 5, 2013 meeting concluded that he had no related party transactions with the Company under Item 404(a) of Regulation S-K, he qualified as independent, and named him to the Audit Committee and to the Finance Committee.

Additionally, Gordon Gund, 73, Chairman and Chief Executive Officer of Gund Investment Corporation, will retire from the Corning Incorporated Board of Directors after the April 25, 2013 Annual Meeting of Shareholders pursuant to the Board’s mandatory retirement policy, and after 22 years as a Corning Director. Corning’s Board appointed Richard T. Clark, 67, as Lead Director, effective February 7, 2013. Mr. Clark is the former Chairman, Chief Executive Officer and President of Merck & Co., Inc., and has served on Corning’s Board since 2011. Dr H. Onno Ruding, 73, a former Vice Chairman of Citicorp and Citibank, N.A., will also retire from the Board of Directors following the 2013 Annual Meeting pursuant to the Board’s mandatory retirement policy, and after 17 years as a Corning Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

February 6, 2013	By:	Denise A. Hauselt

Name: Denise A. Hauselt
Title: Vice President, Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

99	Martin Press Release